Prospectus Supplement                         Filed Pursuant to Rule 424(b)(3)
(To Prospectus dated November 3, 2000)              Registration No. 333-46496



                               ALZA CORPORATION

                                $1,090,000,000
     3% ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURES DUE JULY 28, 2020


         This prospectus supplement contains information about the persons who can use this prospectus supplement to offer and sell the ALZA debentures that those persons own.


                            SELLING SECURITYHOLDERS

         The information set forth under the caption "Selling Securityholders" in the ALZA prospectus dated November 3, 2000, relating to ALZA's 3% Zero Coupon Convertible Subordinated Debentures due July 28, 2020, as supplemented on November 30, 2000, January 5, 2001, March 1, 2001, June 18, 2001, August 14, 2001, August 31, 2001 and October 4, 2001, is supplemented to add the following:




                                  PRINCIPAL                         PRINCIPAL
                                   AMOUNT       PERCENTAGE OF        AMOUNT
        NAME OF SELLING         BENEFICIALLY     OUTSTANDING     REGISTERED FOR
      SECURITYHOLDER (1)          OWNED($)     ALZA DEBENTURES   SALE HEREBY($)
      ------------------        ------------   ---------------   --------------
Deutsche Banc Alex Brown Inc.     2,000,000          *              2,000,000


----------------
(1) The information set forth herein is as of October 11, 2001.

   * Represents beneficial ownership of less than 1% of the aggregate principal amount of ALZA debentures outstanding as of October 11, 2001.


               The date of this prospectus is October 15, 2001.